Exhibit 99.3

KINTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	March 31, 2008	December 31, 2007
Assets

Current assets:

Cash and cash equivalents	$4,080	$6,556
Marketable securities	1,580	2,848
Restricted cash	7,718	12,429
Accounts receivable, net of allowance for doubtful accounts of $332 and $320 at March 31, 2008 and December 31, 2007	4,608	4,174
Prepaid expenses and other current assets	922	1,024
Deferred costs	1,362	1,123

Total current assets	20,270	28,154

Property and equipment, net	3,991	4,173
Software development costs, net	1,863	1,686
Other assets	47	54
Intangible assets, net	3,392	3,914
Goodwill	12,017	12,017

Total assets	$41,580	$49,998

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, trade	$1,395	$1,881
Accrued expenses	845	820
Accrued employee benefits and severance	1,595	1,513
Donations payable	7,718	12,429
Short-term notes payable	1,217	1,021
Deferred revenue	15,721	15,513

Total current liabilities	28,491	33,177
Notes payable	1,988	2,161
Deferred rent and other	817	628
Deferred tax liability	478	441

Total liabilities	31,774	36,407

Commitments and contingencies

Stockholders’ equity:

Preferred stock, $0.001 par value; 20,000 shares authorized, no shares outstanding at March 31, 2008 and December 31, 2007	—	—
Common stock, $0.001 par value, authorized 60,000 shares authorized, 40,397 and 40,397 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	40	40
Additional paid-in capital	157,932	157,426
Accumulated other comprehensive income	6	2
Accumulated deficit	(148,172)	(143,877)

Total stockholders’ equity	9,806	13,591

Total liabilities and stockholders’ equity	$41,580	$49,998

See accompanying notes to unaudited condensed consolidated financial statements.

KINTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Net revenue	$8,911	$10,721
Cost of revenue	3,993	4,136

Gross profit	4,918	6,585

Operating expenses:
Sales and marketing	4,018	5,620
Product development and support	1,621	1,732
General and administrative	3,006	4,486
Amortization of purchased intangibles	522	733
Restructuring charges	—	2,445

Total operating expenses	9,167	15,016

Operating loss	(4,249)	(8,431)
Other income (expense), net	6	286

Loss before income taxes	(4,243)	(8,145)
Provision for income taxes	52	118

Net loss	$(4,295)	$(8,263)

Loss per common share—basic and diluted	$(0.11)	$(0.21)

Weighted average common shares outstanding	40,248	39,839

See accompanying notes to unaudited condensed consolidated financial statements.

KINTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2008	2007
OPERATING ACTIVITIES
Net loss	$(4,295)	$(8,263)
Adjustments to reconcile loss to net cash used in operating activities:
Bad debt expense (benefit)	33	(204)
Depreciation	504	378
Amortization of software development costs	239	259
Amortization of intangible assets	522	733
Amortization of premium (accretion of discount) on securities	—	(20)
Other than temporary impairment of marketable securities	25	—
Forgiveness of employee notes	6	5
Deferred income taxes	37	106
Non-cash restructuring charges	—	1,340
Stock-based compensation	506	838
Loss on disposal of property and equipment	10	—
Changes in assets and liabilities:
Accounts receivable	(467)	634
Prepaid expenses and other current assets	384	418
Deferred costs	(239)	(243)
Accounts payable and accrued expenses	(513)	(1,073)
Accrued employee benefits and severance	82	1,112
Donations payable	(4,711)	(9,110)
Restricted cash	4,711	9,110
Deferred revenue	208	253
Deferred rent and other	189	6

Cash used in operating activities	(2,769)	(3,721)

INVESTING ACTIVITIES
Purchases of marketable securities	—	(4,720)
Sales and maturities of marketable securities	1,247	2,888
Purchases of property and equipment	(280)	(50)
Additions to software development costs	(416)	(298)
Other assets	7	9

Cash (used in) provided by investing activities	558	(2,171)

FINANCING ACTIVITIES
Payments under financing arrangement and capital lease	(265)	(121)
Proceeds from issuance of common stock under employee stock option and purchase plans	—	21

Cash used in financing activities	(265)	(100)

Net decrease in cash and cash equivalents	(2,476)	(5,992)
Cash and cash equivalents, beginning of period	6,556	11,548

Cash and cash equivalents, end of period	$4,080	$5,556

Supplemental disclosure of cash flow information:
Cash paid for taxes	$16	$12

Cash paid for interest	$96	$7

Supplemental disclosure for non-cash investing and financing activities:
Value of shares released from escrow in connection with contingent consideration	$35	$—
Unrealized gain (loss) on investments	$4	$20
Purchase of equipment under capital lease	$—	$50
Accrual of software license owed and to be purchased	$52	$—
Financial insurance premiums	$288	$419

See accompanying notes to unaudited condensed consolidated financial statements.

KINTERA, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

(Unaudited)

1. Organization and Summary of Significant Accounting Policies

Description of Business

Kintera, Inc. (the “Company”) was incorporated in the state of Delaware on February 8, 2000. The Company is a provider of software and services that enable nonprofit organizations to use the Internet to increase donations, reduce fundraising costs, manage complex finances for nonprofit organizations and governments, and build awareness and affinity for an organization’s cause by bringing their employees, volunteers and donors together in online, interactive communities.

Basis of Presentation

The accompanying condensed consolidated financial statements include the accounts of the Company and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). All significant intercompany accounts and transactions have been eliminated in consolidation. The Company has prepared the accompanying unaudited interim condensed consolidated financial statements in accordance with the instructions to Form 10-Q and the standards of accounting measurement set forth in Accounting Principles Board (“APB”) Opinion No. 28 and any amendments thereto adopted by the Financial Accounting Standards Board (“FASB”). Consequently, the Company has not necessarily included in this Form 10-Q all information and footnotes required for audited financial statements. In the opinion of the Company’s management, the accompanying unaudited interim condensed consolidated financial

KINTERA, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share and per share data)

(Unaudited)

statements in this Form 10-Q reflect all adjustments (consisting only of normal recurring adjustments, except as otherwise indicated) necessary for a fair presentation of the Company’s financial position and results of operations. These unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto presented in the Company’s 2007 Annual Report on Form 10-K. The interim financial information contained in this report is not necessarily indicative of the results to be expected for any other interim period or for the entire fiscal year. The condensed consolidated balance sheet at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. Generally Accepted Accounting Principles for complete financial statements.

2008 Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Through March 31, 2008, the Company has an accumulated deficit of $148 million. The Company’s long term operating success will depend on its ability to introduce and market enhancements to its existing products and services in a timely manner, which meet customer requirements and to respond to competitive pressures and technological advances. In order for the Company to achieve positive operating results and positive cash flows, it will need to increase in the level of revenues or reduce operating costs. In order to reduce our operating expenses, on May 6, 2008 the Company executed a reduction in force that eliminated 14% of its employees. This reduction, combined with reductions in non-compensation related spending, is intended to offset the lower levels of revenue the Company is currently experiencing and improve cash flow. If events or circumstances occur such that the Company does not meet its operating plan as expected, the Company may be required to further reduce operating expense which could have a material adverse effect on its ability to achieve its intended business objectives.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenue and expenses in the financial statements and accompanying notes. Estimates are used for, but not limited to, receivable valuations, depreciable lives of fixed assets, internally developed software, valuation of acquired intangibles, stock-based compensation, accruals and contingencies. Actual results could differ materially from those estimates.

Revenue Recognition

The Company derives revenues from overage fees generated from usage and professional services provided in excess of contractually agreed upon limits. Usage overage fees are generated from activity related to the amount of emails transmitted, faxes sent, contact records, users, and data storage that exceed contractual limits. Professional services overage fees are generated from hours of consulting and support provided that exceed contractual limits on service plan, maintenance and support agreements. During the periods preceding the first quarter of 2008, the Company recorded the amount of overage revenue in which collectibility was reasonably assured in during the period in which the overages occurred. Therefore, the Company estimated a concessions reserve, in addition to the allowance for bad debts, which was recorded against the overage receivable balances. The concessions reserve estimates were based on historical trends as well as an analysis of the overage receivable balances.

Starting in the first quarter of 2008, the Company determined that, due to recent internal business trends and the downturn in the economy, collectibility of the overage revenues are no longer reasonably assured. These trends include the reorganization of the sales department, changes to contract renewal terms and management’s focus on improving renewal rates and revenue on existing customers. Accordingly, the Company began recognizing usage revenue based on cash received beginning in the first quarter of 2008. The change in timing of recognizing overage revenue was made prospectively and had the initial effect of reducing overage revenues recorded in the first quarter of 2008.

KINTERA, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share and per share data)

(Unaudited)

Income Taxes

On July 13, 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with FASB Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under FIN 48, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.

The Company has not yet completed an analysis of its ability to utilize its research and development credit carryforwards. Until this analysis has been completed, the Company has removed the deferred tax assets related to its research and development credit carryforwards of $4.1 million generated through 2007 from its deferred tax asset schedule and has recorded a corresponding decrease to its valuation allowance. As a result, the Company has no unrecognized tax benefits as of March 31, 2008. When the analysis of the research and development tax credits is finalized, the Company will update its deferred tax asset schedule and its analysis of unrecognized tax benefits under FIN 48. However, at this time, the Company cannot estimate how much the unrecognized tax benefits may change. Due to the existence of the valuation allowance, future changes in the Company’s unrecognized tax benefits will not impact the Company’s effective tax rate.

The Company’s practice is to recognize interest and/or penalties accrued on any unrecognized tax benefits as a component of income tax expense. On January 1, 2008, the Company did not have any interest or penalties associated with unrecognized tax benefits, nor was any interest or penalties recognized during the three months ended March 31, 2008.

The Company is subject to taxation in the U.S. federal jurisdiction and various state jurisdictions. The Company’s tax years for 2000 and forward are subject to examination by the U.S. and California tax authorities due to the carryforward of unutilized net operating losses and research and development credits.

Deferred income taxes result primarily from temporary differences between financial and tax reporting. Deferred tax assets and liabilities are determined based on the difference between the financial statement basis and the tax basis of assets and liabilities using enacted tax rates. Valuation allowances are established to reduce deferred tax assets to the amount that is expected to more likely than not be realized in future tax returns.

Internal Use Software

The Company accounts for internal use software development costs in accordance with Statement of Position (“SOP”) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use (“SOP 98-1”). In accordance with SOP 98-1, costs to develop internal use computer software during the application development stage are capitalized. Internal use capitalized software costs are amortized on a straight-line basis over the estimated useful lives of the related software applications of up to three years and are included in depreciation and amortization. The Company reviews the software that has been capitalized for impairment on an annual basis, or more frequently when events or changes in circumstances indicate that software might be impaired. Impairment losses are included in operating expenses in the accompanying statement of operations.

The following table summarizes the total amount of software costs capitalized and impaired for internal use software during the three months ended March 31, 2008 and 2007.

	Three months ended March 31,
	2008	2007
Internal Use Software—SOP 98-1
Capitalized costs	$316	$298

KINTERA, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share and per share data)

(Unaudited)

Marketed Software

The Company accounts for the development costs of software that is marketed to customers in accordance with SFAS No. 86, Accounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (“SFAS 86”). All costs incurred prior to the resolution of unproven functionality and features, including new technologies, are expensed as research and development. After the uncertainties have been tested and the development issues have been resolved and technological feasibility is achieved, subsequent direct costs such as coding, debugging and testing are capitalized. Capitalized costs of software to be sold, licensed or otherwise marketed are amortized on a straight-line basis over the estimated useful lives of the related software applications of up to three years and are included in depreciation and amortization. The Company reviews the software that has been capitalized for impairment on an annual basis, or more frequently when events or changes in circumstances indicate that software might be impaired. Impairment losses are included in cost of revenue in the accompanying statement of operations.

The following table summarizes the total amount of software costs capitalized for marketed software during the three months ended March 31, 2008 and 2007.

	Three months ended March 31,
	2008	2007
Marketed Software—SFAS 86
Capitalized costs	$100	$—

Marketable Securities

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 introduces a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. SFAS 157 for financial assets and liabilities is effective for fiscal years beginning after November 15, 2007, and the Company has adopted the standard for those assets and liabilities as of January 1, 2008 and the impact of adoption was not significant.

SFAS 157 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. SFAS 157 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

When possible, the Company utilizes the market approach to measure fair value for its financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

KINTERA, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share and per share data)

(Unaudited)

Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements as of March 31, 2008
Description	Total	Level 1	Level 2	Level 3
Certificates of deposit[1]	$97	$97	$—	$—
Auction rate security[2]	975	—	—	975
US Government/Agency[1]	508	508	—	—

Total	$1,580	$605	$—	$975

[1]	Unrealized gains or losses on certificates of deposit and US Government/Agency investments are recorded in accumulated other comprehensive income at each measurement date.

[2]

As of March 31, 2008 the Company held an auction rate security with an aggregate principal balance of $1.0 million at March 31, 2008 which consists of one auction rate securities that the Company has been unable to liquidate via auction due to recent weakness in the auction rate securities market. As a result, the Company’s continues to hold this security and the issuer is required to pay interest on the securities at the maximum contractual rates. The auction rate security that the Company holds at March 31, 2008 is a Student Loan Asset-Backed Note, Series 2007-1, Class A-5 Auction Rate Notes, College Loan Corporation Trust II—Issuing Entity.

The Company estimated the fair value of these auction rate securities using the discounted cash flow method (Level 3 inputs), which represents a change in the methodology used to determine fair value since its initial adoption of SFAS No. 157. The discounted cash flow method determines fair value based on the present value of projected cash flows over a specific period. The values are then discounted to reflect the degree of risk inherent in the security and achieving the projected cash flows. The discounted cash flow model used to determine the fair value of the auction rate securities utilized two significant unobservable inputs: a discount rate of approximately 5.37% which represents an estimate market rate of return and an estimated period until sale and/or successful auction of the security of five years. Based on the discounted cash flow model, the Company determined that the fair value of the auction rate security had declined by $25 during the first quarter of 2008. The determination of the fair value of the auction rate security also considered, among other things, the collateralization underlying the individual securities and the creditworthiness of the counterparty.

In accordance with the guidance provided by FASB Staff Position (“FSP”) Nos. 115-1 the Company periodically reviews the fair value of its marketable securities to determine if declines in the fair value of individual securities are other-than-temporary in nature. To determine if a decline in the fair value of an investment is other-than-temporary, the Company considers several factors including, among others, the period of time and extent to which the estimated fair value has been less than cost, overall market conditions, the historical and projected future financial condition of the issuer of the security and our ability and intent to hold the security for a period of time sufficient to allow for a recovery of the market value. If the Company believes the decline in the fair value of an individual security is other-than-temporary, the Company will write-down the carrying value of the security to its estimated fair value and recognize the write-down as a charge in our statement of operations.

Considering the inability to sell the remaining auction rate security at auction, the recent deterioration of overall market conditions and the Company’s near-term liquidity needs, the Company concluded that the decline in the fair value of its auction rate security was other-than-temporary. Accordingly, the Company wrote-down our auction rate security to its estimated fair value as of March 31, 2008 and recognized a charge of $25, which is included in other income (expense), net, in the accompanying consolidated statement of operations.

The following table summarizes the changes in the fair values for Level 3 items for the three months ended March 31, 2008.

Changes in fair value during the three months ended March 31, 2008 (pre-tax):	Level 3
Beginning Balance	$0
Transfers into Level 3	1,000
Realized loss – included in other income (expense), net	25

Ending Balance	$975

KINTERA, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share and per share data)

(Unaudited)

The Company has reviewed all other investments as of March 31, 2008 for impairment and concluded that their carrying value approximated their fair value.

Stock-Based Compensation

Effective January 1, 2006, the Company adopted SFAS No. 123, Share-Based Payment (revised 2004) (“SFAS 123(R)”) and related interpretations which superseded APB No. 25. SFAS 123(R) requires that all stock-based compensation be recognized as an expense in the financial statements and that such cost be measured at the fair value of the award. This statement was adopted using the modified prospective method, which requires the Company to recognize compensation expense on a prospective basis. Therefore, prior period financial statements have not been restated. Under this method, in addition to reflecting compensation expense for new share-based awards, expense is also recognized to reflect the remaining service period of awards that had been included in pro-forma disclosures in prior periods.

Comprehensive Income (Loss)

Comprehensive income (loss) is the total of net income (loss) and all other non-owner changes in stockholders’ equity. The Company’s other comprehensive income (loss) consists of unrealized gains or losses on available-for-sale securities. The components of comprehensive income (loss) are as follows:

	Three months ended March 31,
	2008	2007
Net loss	$(4,295)	$(8,263)
Other comprehensive income (loss)
Change in unrealized gain (loss) on securities	4	(20)

Total comprehensive loss	$(4,291)	$(8,283)

Net Loss Per Share

In accordance with SFAS No. 128, Earnings Per Share (“SFAS 128”), basic net loss per common share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Potentially dilutive securities are not considered in the calculation of net loss per common share, as their inclusion would be anti-dilutive.

A reconciliation of the numerator and denominator used in the calculation of basic and diluted net loss per share is as follows:

	Three Months Ended March 31,
	2008	2007
Numerator:
Net loss	$(4,295)	$(8,263)

Denominator—Basic and Diluted:
Weighted average common shares	40,425,667	40,106,747
Less: Weighted Average shares held in escrow related to completed acquisitions	(177,855)	(268,032)

Denominator	40,247,812	39,838,715

Basic and Diluted net loss per share	$(0.11)	$(0.21)

KINTERA, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share and per share data)

(Unaudited)

The following table summarizes potential common shares that are not included in the denominator used in the diluted net loss per share calculation because to do so would be antidilutive:

	Three Months Ended March 31,
Common Stock Equivalents	2008	2007
Common stock held in escrow related to completed acquisitions	130,532	259,587
Options to purchase common stock	6,404,927	6,384,552
Warrants to purchase common stock	3,020,000	3,020,000

Total	9,555,459	9,664,139

Segment Information

In accordance with the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, the Company is required to report financial and descriptive information about their reportable operating segments. The Company identifies its operating segments based on how management internally evaluates separate financial information, business activities and management responsibility. The Company believes it operates as a single business segment.

Contingent Consideration

In connection with certain of the Company’s acquisitions, if certain future internal performance goals are later satisfied, the aggregate consideration for the respective acquisition may be increased. Such additional consideration, if earned, will be paid in the form of additional shares of the Company’s common stock, which were reserved for that purpose. Any additional consideration paid will be allocated between goodwill and stock-based compensation expense, as applicable. The measurement, recognition and allocation of contingent consideration are accounted for using the following principles:

Measurement and Recognition

In accordance with SFAS No. 141, Business Combinations, which superseded APB No. 16, Business Combinations, contingent consideration is recorded when a contingency is satisfied and additional consideration is issued or becomes issuable. The Company records the additional consideration issued or issuable in connection with the relevant acquisition when a specified internal performance goal is met. For additional consideration paid in stock, the Company calculates the amount of additional consideration using the closing price of its common stock on the date the performance goal is satisfied.

Amount Allocated to Goodwill

In accordance with Emerging Issue Task Force (“EITF”) No. 95-8, Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination, the portion of additional consideration not affected by employment termination is recorded as additional purchase price, as the consideration is unrelated to continuing employment with the Company. Such portion is allocated to goodwill. No contingent consideration was recorded during the three months ended March 31, 2008. No contingent consideration was recorded during the three months ended March 31, 2007. As of March 31, 2008 there are approximately 131,000 shares subject to contingent consideration provisions from previous acquisitions that may be issued.

KINTERA, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share and per share data)

(Unaudited)

Amount Allocated to Compensation Expense

On March 18, 2008, 56,000 shares subject to contingent consideration were released from escrow. The contingent consideration was measured based on revenues recognized in accordance with Generally Accepted Accounting Principles. Although the contingency was not fulfilled using the Company’s current revenue recognition methodologies, the Company concluded that if the contingency was applied using the historical licensed software methodologies of Prospect Information Network that these shares would have been released as defined by the contingent consideration agreement. As such, the Company recorded stock-based compensation expense of $35 during the three months ended March 31, 2008.

Restructuring Costs

The Company accounts for restructuring costs in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which requires that costs associated with exit or disposal activities generally be recognized when they are incurred rather than at the date of a commitment to an exit or disposal plan. The Company accounts for long-lived assets to be abandoned in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires that a long-lived asset to be abandoned be considered held and used until disposed of, with a revision to the depreciable life in accordance with APB Opinion No. 20, Accounting Changes.

2. Employee Benefit Plans

Stock-Based Compensation Expense

The following table presents details of stock-based compensation expense by functional line item based on the fair value provisions of SFAS 123(R) for the three months ended March 31, 2008 and 2007.

	Three Months Ended March 31,
	2008	2007
Cost of revenue	$48	$59
Sales and marketing	106	168
Product development and support	54	107
General and administrative	298	504

	$506	$838

In order to determine the fair value of stock options on the date of grant, the Company utilizes the Black-Scholes option-pricing model. Inherent in this model are assumptions related to expected stock-price volatility, option life, risk-free interest rate and dividend yield. While the risk-free interest rate and dividend yield are less subjective assumptions, typically based on factual data derived from public sources, the expected stock-price volatility and option life assumptions require a greater level of judgment which make them critical accounting estimates. The Company uses an expected stock-price volatility assumption that is primarily based on historical realized volatility of the underlying stock during a period of time. During prior periods, the Company estimated the expected term consistent with the simplified method identified in Securities and Exchange Commission Staff Accounting Bulletin No. 107, Share-Based Payment. The simplified method calculates the expected term as the average of the vesting and contractual terms of the award. During the three months ended March 31, 2008 the Company modified its expected term calculation to estimate the term based on its historical option term experience.

KINTERA, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share and per share data)

(Unaudited)

The fair value of each option grant was estimated on the date of grant utilizing the Black-Scholes option-pricing model with the following assumptions:

	Stock Options
For the three months ended March 31,	2008	2007
Risk-free interest rate	2.37%	4.65%
Expected term (years)	3.66 years	6 years
Expected volatility	65%	75%
Dividend yield	0%	0%

3. Restructuring Program

In March 2007, the Company announced and began implementation of a restructuring program. The Company’s Board of Directors approved management’s plan, including the estimated amounts of the charges, on March 28, 2007. The workforce reduction was implemented as a means to reduce ongoing operating expenses by restructuring the Company’s operations and reducing its workforce. The restructuring program was completed as of June 30, 2007. The restructuring program consisted of the elimination of 16% of the workforce, the restructuring of the Company’s sales compensation plan, the elimination of certain lines of business and the abandonment of certain long-lived fixed assets. The total amount incurred for termination benefits was $1,157, which included $553 payable to certain former executive officers as described below. The Company recorded $1,157 during the year ended December 31, 2007, for such termination benefits which are included in restructuring charges in the condensed consolidated statement of operations.

In May 2007, the Company agreed to the terms of severance arrangements for Dr. Harry E. Gruber, former Chief Executive Officer of the Company, who remained on the board of directors of the Company, and Dennis Berman, former Executive Vice President of the Company. At the election of the former executives, these severance liabilities may be settled in shares of common stock, notwithstanding the Company’s failure to achieve certain operational performance metrics. The severance arrangements with Dr. Gruber and Mr. Berman have a total cost of approximately $553.

In connection with the restructuring program the Company identified certain intangible assets with a net carrying value of $1,439 as of December 31, 2006 which are associated with certain lines of business eliminated as of March 31, 2007. The impairment of assets was recorded in the three months ended March 31, 2007 amounted to approximately $1,286 and is included in restructuring charges in the condensed consolidated statement of operations. These intangible assets were written-off as of March 31, 2007.

In connection with the restructuring program the Company also identified certain fixed assets with a net carrying value of $70 as of December 31, 2006 which were abandoned March 31, 2007. The impairment of these assets was recorded in the three months ended March 31, 2007 amounted to approximately $54 and is included in restructuring charges in the condensed consolidated statement of operations. These fixed assets were written off as of March 31, 2007.

In connection with the restructuring program the Company disposed of certain product lines during the year ended December 31, 2007, with such disposals resulting in a net gain of $223, which is included in restructuring charges in the condensed consolidated statement of operations. The net gain was the result of the recognition of $262 of deferred revenue offset by $26 of receivables sold, $3 of capitalized software sold and net cash paid of $10.

The following table shows the activity related to the restructuring program for the twelve months ended December 31, 2007 and the three months ended March 31, 2008:

	Termination Benefits	Asset Impairments	Other	Total
Liability at December 31, 2006	$—	$—	$—	$—
Charged to expense	1,157	1,340	(223)	2,274
Non-cash charges	—	(1,340)	233	(1,107)
Cash payments	(907)	—	(10)	(917)

Liability at December 31, 2007	$250	$—	$—	$250
Cash payments	(9)	—	—	(9)

Liability at March 31, 2008	$241	$—	$—	$241

KINTERA, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share and per share data)

(Unaudited)

The liability at March 31, 2008 relates to termination benefits payable to certain former executive officers with payment of cash thereof primarily contingent upon the achievement of certain operational performance metrics, as defined in the respective severance agreements, for two fiscal quarters. The first quarter of those operational performance metrics was achieved during the three months ended September 30, 2007 and termination benefits of $210 were paid on November 30, 2007. Upon achievement of the second quarter of those operational performance metrics, an additional $210 will be paid in cash. At the election of the former executives, these amounts may be settled in shares of common stock at any time, notwithstanding the Company’s failure to achieve those operational performance metrics. In March 2008 two former executive officers elected to receive their severance in 273,652 shares of common stock. The common shares were not issued as of March 31, 2008 and as a result the Company has recorded a long term liability of $155 of deferred rent and other.

4. Legal Proceedings

From time to time, the Company is involved in litigation relating to claims arising out of our operations. The Company is not a party to any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on our business, financial condition, operating results or cash flows.

5. Recent Events

Restructuring Program

On May 6, 2008, the Company announced and began implementation of a restructuring program. The Company’s Board of Directors approved management’s plan, including the estimated amounts of the charges, on April 29, 2008. The restructuring program consists of a workforce reduction and realignment. The workforce reduction is being implemented as a means to reduce ongoing operating expenses by restructuring the Company’s operations and reducing its workforce. The restructuring program is expected to be completed by June 30, 2008. The restructuring program consists of the elimination of approximately 14% of the workforce. The total amount incurred for termination benefits is $442, which will be reflected as restructuring charges in the condensed consolidated statement of operations as of and for the three months ended June 30, 2008.

Lawsuit Settlement

In May 2008, the Company entered into a settlement agreement to resolve a lawsuit filed by a former employee of the Company, pursuant to which the Company will pay a total of $130 in installments through October 2008. The liability was reflected in accrued expenses as of March 31, 2008.